Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2014, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-194996) and related Prospectus of Cheetah Mobile Inc. dated April 25, 2014 for the registration of its Class A ordinary shares.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 25, 2014